                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) relating to Haddon Holidays, Inc. included in or made a part of this registration statement.





                                                         /s/ARTHUR ANDERSEN LLP

                                                         ARTHUR ANDERSEN LLP

Washington, D.C.
  May 13, 1998